Exhibit 99.1

Okta Announces Record Fourth Quarter and Fiscal Year 2019 Financial Results

•	Fiscal year 2019 revenue totaled $399 million, growing 56% year-over-year; subscription revenue grew 57% year-over-year

•	Q4 revenue totaled $115 million, growing 50% year-over-year; subscription revenue grew 53% year-over-year

•	Q4 operating cash flow margin improved 860 basis points year-over-year; free cash flow margin improved 690 basis points year-over-year

SAN FRANCISCO – March 7, 2019 – Okta, Inc. (NASDAQ: OKTA), the leading independent provider of identity for the enterprise, today announced financial results for its fourth quarter and fiscal year ended January 31, 2019.

"We're pleased to close out a strong fourth quarter and fiscal year thanks to our relentless execution and focus on customer success, which is demonstrated by 53% subscription revenue growth and 50% growth in customers with over $100,000 annual recurring revenue in Q4," said Todd McKinnon, CEO of Okta. "Large customers are increasingly turning to Okta as the identity standard for both their workforce and customers. The Okta Identity Cloud is uniquely positioned to both help organizations realize their digital transformation initiatives and adopt a Zero Trust security posture. We are seeing Okta's early platform investments paying off and we'll continue to make investments there and in the Okta Integration Network to capture the immense opportunity ahead."

Fourth Quarter Fiscal 2019 Financial Highlights:

•	Revenue: Total revenue was $115.5 million, an increase of 50% year-over-year. Subscription revenue was $108.5 million, an increase of 53% year-over-year.

•
Operating Loss: GAAP operating loss was $27.7 million, or 24.0% of total revenue, compared to $23.7 million, or 30.8% of total revenue, in the fourth quarter of fiscal 2018. Non-GAAP operating loss was $4.9 million, or 4.3% of total revenue, compared to $9.1 million, or 11.9% of total revenue, in the fourth quarter of fiscal 2018.

•
Net Loss: GAAP net loss was $30.8 million, compared to $23.0 million in the fourth quarter of fiscal 2018. GAAP net loss per share was $0.28, compared to $0.23 in the fourth quarter of fiscal 2018. Non-GAAP net loss was $4.4 million, compared to $8.5 million in the fourth quarter of fiscal 2018. Non-GAAP net loss per share was $0.04, compared to $0.08 in the fourth quarter of fiscal 2018.

•
Cash Flow: Net cash provided by operations was $10.1 million, or 8.8% of total revenue, compared to cash provided by operations of $0.2 million, or 0.2% of total revenue, in the fourth quarter of fiscal 2018. Free cash flow was positive $4.8 million, or 4.1% of total revenue, compared to negative $2.2 million, or negative 2.8% of total revenue, in the fourth quarter of fiscal 2018.

•	Cash, cash equivalents and short-term investments were $563.8 million as of January 31, 2019.

Full Year Fiscal 2019 Financial Highlights:

•	Revenue: Total revenue was $399.3 million, an increase of 56% year-over-year. Subscription revenue was $370.9 million, an increase of 57% year-over-year.

•
Operating Loss: GAAP operating loss was $119.6 million, or 30.0% of total revenue, compared to $111.9 million for fiscal year 2018, or 43.6% of total revenue. Non-GAAP operating loss was $41.5 million, or 10.4% of total revenue, compared to $61.2 million for fiscal year 2018, or 23.9% of total revenue.

•
Net Loss: GAAP net loss was $125.5 million, compared to $109.8 million for fiscal 2018. GAAP net loss per share was $1.17, compared to $1.32 for fiscal year 2018. Non-GAAP net loss was $34.1 million, compared to $59.2 million for fiscal year 2018. Non-GAAP net loss per share was $0.32, compared to $0.71 for fiscal year 2018.

•
Cash Flow: Net cash provided by operations was $15.2 million, compared to net cash used in operations of $25.2 million for fiscal year 2018. Free cash flow was negative $6.8 million, or 1.7% of total revenue, compared to negative $37.2 million, or 14.5% of total revenue, for fiscal year 2018.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information are contained in the tables below.

Financial Outlook:
For the first quarter of fiscal 2020, the Company currently expects:

•	Total revenue of $116 to $117 million, representing a growth rate of 39% to 40% year-over-year

•	Non-GAAP operating loss of $26.5 to $25.5 million

•	Non-GAAP net loss per share of $0.22 to $0.21, assuming shares outstanding of approximately 112 million

For the full year fiscal 2020, the Company expects:

•	Total revenue of $530 to $535 million, representing a growth rate of 33% to 34% year-over-year

•	Non-GAAP operating loss of $69.0 to $63.0 million

•	Non-GAAP net loss per share of $0.53 to $0.48, assuming shares outstanding of approximately 115 million

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Okta has not reconciled its expectations as to non-GAAP operating loss and non-GAAP net loss per share to their most directly comparable GAAP measure because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP operating loss and non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information:
Okta will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on March 7, 2019. The news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the conference call. Interested parties can access the call by dialing (800) 458-4121 or (323) 794-2093 and using the passcode 6514234.
A live webcast of the conference call will be accessible from the Okta investor relations website at investor.okta.com. A telephonic replay of the conference call will be available through March 21, 2019 and may be accessed by dialing (888) 203-1112 or (719) 457-0820 and using the passcode 6514234.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow, current calculated billings and calculated billings. The accompanying tables present and define calculated billings consistent with ASC 606. Certain of these non-GAAP financial measures exclude stock-based compensation, amortization of debt discount, charitable contributions, and amortization of intangible assets.
Okta believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Okta’s control. Okta’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company's filings and reports with the Securities and Exchange Commission (SEC), including our Form 10-Q for the fiscal quarter ended October 31, 2019, as well as other filings and reports that may be filed by the Company from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our products may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; assertions by third parties that we violate their intellectual property rights could substantially harm our business; any unreleased products, features or functionality referenced in this or other presentations, press releases or public statements are not currently available and may not be delivered on time or at all; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could harm our reputation, create additional liability and adversely impact our financial results; the risk of interruptions or performance problems, including a service outage, associated with our technology; intense competition in our market; weakened global economic conditions may adversely affect our industry; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to successfully identify and integrate acquisitions, strategic investments, partnerships or alliances; our ability to pay off our convertible senior notes when due; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Okta’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Okta undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Okta’s views as of any date subsequent to the date of this press release.

About Okta
Okta is the leading independent provider of identity for the enterprise. The Okta Identity Cloud enables organizations to securely connect the right people to the right technologies at the right time. With over 6,000 pre-built integrations to applications and infrastructure providers, Okta customers can easily and securely use the best technologies for their business. Over 6,100 organizations, including 20th Century Fox, JetBlue, Nordstrom, Slack, Teach for America and Twilio, trust Okta to help protect the identities of their workforces and customers.

Investor Contact:
Janice Li
investor@okta.com
415-699-3460

Media Contact:
Jenna Kozel
press@okta.com
888-722-7871

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2019	2018	2019	2018
		As Adjusted (1)		As Adjusted (1)

Revenue:
Subscription	$108,462	$70,963	$370,855	$236,422
Professional services and other	7,009	6,089	28,399	20,125
Total revenue	115,471	77,052	399,254	256,547
Cost of revenue:
Subscription (2)	21,546	15,080	77,354	52,481
Professional services and other (2)	9,840	7,407	36,067	28,274
Total cost of revenue	31,386	22,487	113,421	80,755
Gross profit	84,085	54,565	285,833	175,792
Operating expenses:
Research and development (2)	30,031	19,349	102,385	70,821
Sales and marketing (2)	62,552	44,259	227,960	165,020
General and administrative (2)	19,237	14,670	75,110	51,803
Total operating expenses	111,820	78,278	405,455	287,644
Operating loss	(27,735)	(23,713)	(119,622)	(111,852)
Other income (expense), net	(1,210)	810	(5,892)	1,682
Loss before provision for (benefit from) income taxes	(28,945)	(22,903)	(125,514)	(110,170)
Provision for (benefit from) income taxes	1,866	142	(17)	(321)
Net loss	$(30,811)	$(23,045)	$(125,497)	$(109,849)

Net loss per share attributable to common stockholders, basic and diluted	$(0.28)	$(0.23)	$(1.17)	$(1.32)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	110,223	100,969	107,504	83,004

___________________________________

(1)	The condensed consolidated statement of operations for the prior periods presented above have been adjusted to reflect the adoption of ASC 606.

(2)	Amounts include share-based compensation expense as follows (in thousands):

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2019	2018	2019	2018

Cost of subscription revenue	$2,024	$1,437	$7,837	$4,600
Cost of professional services and other revenue	1,706	951	4,983	3,137
Research and development	6,866	5,194	22,642	18,107
Sales and marketing	7,064	3,952	22,916	13,242
General and administrative	4,761	3,034	17,942	10,774
Total share-based compensation expense	$22,421	$14,568	$76,320	$49,860

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	January 31, 2019	January 31, 2018
		As Adjusted (1)

Assets
Current assets:
Cash and cash equivalents	$298,394	$127,949
Short-term investments	265,374	101,765
Accounts receivable, net of allowances of $2,098 and $1,472	91,926	52,248
Deferred commissions	24,185	17,755
Prepaid expenses and other current assets	29,451	17,781
Total current assets	709,330	317,498
Property and equipment, net	52,921	12,540
Deferred commissions, noncurrent	54,812	40,755
Intangible assets, net	13,897	11,761
Goodwill	18,089	6,282
Other assets	15,286	10,427
Total assets	$864,335	$399,263
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17,212	$9,566
Accrued expenses and other current liabilities	9,959	6,187
Accrued compensation	19,770	12,374
Convertible senior notes, net	271,628	—
Deferred revenue	245,622	159,816
Total current liabilities	564,191	187,943
Deferred revenue, noncurrent	8,768	4,963
Other liabilities, noncurrent	38,999	7,017
Total liabilities	611,958	199,923
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	10	7
Class B common stock	1	3
Additional paid-in capital	744,896	565,653
Accumulated other comprehensive income (loss)	(319)	391
Accumulated deficit	(492,211)	(366,714)
Total stockholders’ equity	252,377	199,340
Total liabilities and stockholders’ equity	$864,335	$399,263

(1)	The condensed consolidated balance sheet for the prior period has been adjusted to reflect the adoption of ASC 606.

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Year Ended January 31,
	2019	2018
		As Adjusted (1)
Cash flows from operating activities:
Net loss	$(125,497)	$(109,849)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	76,320	49,860
Depreciation, amortization and accretion	8,001	7,001
Amortization of debt discount and issuance costs	14,279	—
Amortization of deferred commissions	20,852	15,180
Deferred income taxes	(765)	(534)
Write-off of intangible assets	—	1,114
Non-cash charitable contributions	1,008	708
Other	640	719
Changes in operating assets and liabilities, net of business combination:
Accounts receivable	(39,682)	(18,321)
Deferred commissions	(41,342)	(26,986)
Prepaid expenses and other assets	(11,624)	(9,400)
Accounts payable	675	3,505
Accrued compensation	7,429	3,582
Accrued expenses and other liabilities	15,575	521
Deferred revenue	89,303	57,660
Net cash provided by (used in) operating activities	15,172	(25,240)
Cash flows from investing activities:
Capitalization of internal-use software costs	(2,851)	(5,431)
Purchases of property and equipment	(19,811)	(6,550)
Proceeds from sales of property and equipment	740	—
Purchases of securities available for sale	(631,488)	(129,086)
Proceeds from maturities of securities available for sale	298,650	39,825
Proceeds from sales of securities available for sale	173,072	1,538
Payments for business acquisition, net of cash acquired	(15,632)	—
Net cash used in investing activities	(197,320)	(99,704)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters' discounts and commissions	—	199,948
Proceeds from issuance of convertible senior notes, net of issuance costs	334,980	—
Purchase of convertible senior notes hedge	(80,040)	—
Proceeds from issuance of warrants related to convertible notes	52,440	—
Payments of deferred offering costs	—	(4,038)
Proceeds from stock option exercises, net of repurchases	36,861	33,646
Proceeds from issuance of convertible redeemable preferred stock, net of issuance costs	—	8,369
Proceeds from shares issued in connection with employee stock purchase plan	13,727	—
Other, net	(206)	(517)
Net cash provided by financing activities	357,762	237,408
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	(632)	487
Net increase in cash, cash equivalents and restricted cash	174,982	112,951
Cash, cash equivalents and restricted cash at beginning of period	136,233	23,282
Cash, cash equivalents and restricted cash at end of period	$311,215	$136,233

(1)	The condensed consolidated statement of cash flows for the prior period has been adjusted to reflect the adoption of ASC 606.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31, 2019
	GAAP	Stock-based compensation	Amortization of acquired intangibles	Amortization of debt discount	Non-GAAP
Cost of revenue:
Cost of subscription services	$21,546	$(2,024)	$(383)	$—	$19,139
Cost of professional services	9,840	(1,706)	—	—	8,134
Gross profit	84,085	3,730	383	—	88,198
Gross margin	72.8%	3.3%	0.3%	—%	76.4%
Operating expenses:
Research and development	30,031	(6,866)	—	—	23,165
Sales and marketing	62,552	(7,064)	—	—	55,488
General and administrative	19,237	(4,761)	—	—	14,476
Operating loss	(27,735)	22,421	383	—	(4,931)
Operating margin	(24.0)%	19.4%	0.3%	—%	(4.3)%
Other income (expense), net	(1,210)	—	—	3,655	2,445
Net loss	$(30,811)	$22,421	$383	$3,655	$(4,352)
Net loss per share (1)	$(0.28)	$0.21	$—	$0.03	$(0.04)

(1)	GAAP and Non-GAAP net loss per common share calculated based upon 110,223 basic and diluted weighted-average shares of common stock.

	Three Months Ended January 31, 2018
	GAAP (2)	Stock-based compensation	Charitable contributions	Non-GAAP (2)
Cost of revenue:
Cost of subscription services	$15,080	$(1,437)	$—	$13,643
Cost of professional services	7,407	(951)	—	6,456
Gross profit	54,565	2,388	—	56,953
Gross margin	70.8%	3.1%	—	73.9%
Operating expenses:
Research and development	19,349	(5,194)	—	14,155
Sales and marketing	44,259	(3,952)	—	40,307
General and administrative	14,670	(3,034)	—	11,636
Operating loss	(23,713)	14,568	—	(9,145)
Operating margin	(30.8)%	18.9%	—%	(11.9)%
Other income (expense), net	810	—	—	810
Net loss	$(23,045)	$14,568	$—	$(8,477)
Net loss per share (1)	$(0.23)	$0.15	$—	$(0.08)

(1)	GAAP and Non-GAAP net loss per common share calculated based upon 100,969 basic and diluted weighted-average shares of common stock.

(2)	Financial information for prior period presented above has been adjusted to reflect the adoption of ASC 606.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Year Ended January 31, 2019
	GAAP	Stock-based compensation	Charitable contributions	Amortization of acquired intangibles	Amortization of debt discount	Non-GAAP
Cost of revenue:
Cost of subscription services	$77,354	$(7,837)	$—	$(832)	$—	$68,685
Cost of professional services	36,067	(4,983)	—	—	—	31,084
Gross profit	285,833	12,820	—	832	—	299,485
Gross margin	71.6%	3.2%	—%	0.2%	—%	75.0%
Operating expenses:
Research and development	102,385	(22,642)	—	—	—	79,743
Sales and marketing	227,960	(22,916)	—	—	—	205,044
General and administrative	75,110	(17,942)	(1,008)	—	—	56,160
Operating loss	(119,622)	76,320	1,008	832	—	(41,462)
Operating margin	(30.0)%	19.1%	0.3%	0.2%	—%	(10.4)%
Other income (expense), net	(5,892)	—	—	—	13,194	7,302
Net loss	(125,497)	76,320	1,008	832	13,194	(34,143)
Net loss per share (1)	$(1.17)	$0.71	$0.01	$0.01	$0.12	$(0.32)

(1)	GAAP and Non-GAAP net loss per common share calculated based upon 107,504 basic and diluted weighted-average shares of common stock.

	Year Ended January 31, 2018
	GAAP (2)	Stock-based compensation	Charitable contributions	Amortization of acquired intangibles	Non-GAAP (2)
Cost of revenue:
Cost of subscription services	$52,481	$(4,600)	$—	$(4)	$47,877
Cost of professional services	28,274	(3,137)	—	—	25,137
Gross profit	175,792	7,737	—	4	183,533
Gross margin	68.5%	3.0%	—%	—%	71.5%
Operating expenses:
Research and development	70,821	(18,107)	—	—	52,714
Sales and marketing	165,020	(13,242)	—	—	151,778
General and administrative	51,803	(10,774)	(754)	—	40,275
Operating loss	(111,852)	49,860	754	4	(61,234)
Operating margin	(43.6)%	19.4%	0.3%	—%	(23.9)%
Other income (expense), net	1,682	—	—	—	1,682
Net loss	$(109,849)	$49,860	$754	$4	$(59,231)
Net loss per share (1)	$(1.32)	$0.60	$0.01	$—	$(0.71)

(1)	GAAP and Non-GAAP net loss per common share calculated based upon 83,004 basic and diluted weighted-average shares of common stock.

(2)	Financial information for prior period presented above has been adjusted to reflect the adoption of ASC 606.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(unaudited)

Free Cash Flow
	Three Months Ended January 31,		Year Ended January 31,
	2019	2018	2019	2018
Net cash provided by (used in) operating activities	$10,104	$155	$15,172	$(25,240)
Less:
Purchases of property and equipment	(5,558)	(980)	(19,811)	(6,550)
Capitalization of internal-use software costs	(522)	(1,359)	(2,851)	(5,431)
Proceeds from sales of property and equipment	740	—	740	—
Free Cash Flow	$4,764	$(2,184)	$(6,750)	$(37,221)
Net cash provided by (used in) investing activities	80,896	(18,241)	(197,320)	(99,704)
Net cash provided by financing activities	15,410	16,041	357,762	237,408
Free Cash Flow Margin	4.1%	(2.8)%	(1.7)%	(14.5)%

Calculated Billings
	Three Months Ended January 31,		Year Ended January 31,
	2019	2018 (1)	2019	2018 (1)
Total revenue	$115,471	$77,052	$399,254	$256,547
Add:
Unbilled receivables, current (beginning of period)	1,581	902	809	1,537
Deferred revenue, current (end of period)	245,622	159,816	245,622	159,816
Less:
Unbilled receivables, current (end of period)	(1,457)	(809)	(1,457)	(809)
Deferred revenue, current (beginning of period)	(206,146)	(135,010)	(159,816)	(102,966)
Current calculated billings	155,071	101,951	484,412	314,125
Add:
Deferred revenue, noncurrent (end of period)	8,768	4,963	8,768	4,963
Less:
Deferred revenue, noncurrent (beginning of period)	(4,977)	(2,145)	(4,963)	(4,154)
Calculated billings	$158,862	$104,769	$488,217	$314,934

(1)
Current calculated billings and calculated billings for the three and twelve months ended January 31, 2018 presented above have been modified to conform with the adoption of ASC 606, which now includes unbilled receivables.